SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               October 18, 2001
               Date of Report (Date of earliest event reported)

                            SYCAMORE NETWORKS, INC.
            (Exact name of registrant as specified in its charter)


                       Commission file number: 000-27273


           DELAWARE                                      04-3410558
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)



                               150 APOLLO DRIVE
                        CHELMSFORD, MASSACHUSETTS 01824
                    (Address of principal executive office)
      Registrant's telephone number, including area code: (978) 250-2900


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)





ITEM 5: OTHER EVENTS

On October 18, 2001, the Registrant issued a press release providing revised guidance as to its revenue and earnings for its fiscal first quarter ending October 27, 2001. A copy of the Registrant's press release dated October 18, 2001 is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

        99.1   Press Release dated October 18, 2001








                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Sycamore Networks, Inc.


/s/ Frances M. Jewels
-----------------------------------
Frances M. Jewels
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)


Dated: October 19, 2001





                                EXHIBIT INDEX

Exhibit
Number                          Description

99.1                            Press Release dated October 18, 2001.




                                                                   EX-99.1


SYCAMORE NETWORKS, INC. UPDATES FINANCIAL OUTLOOK

CHELMSFORD, Mass., October 18, 2001 - Sycamore Networks, Inc. (NASDAQ: SCMR) announced today that its financial results for the fiscal first quarter ending October 27, 2001, will be lower than previously anticipated due to the continued deceleration of spending in the telecommunications sector. Sycamore currently anticipates that fiscal first quarter revenue will be in the range of $20 to $25 million.

Based on current business conditions, the Company is implementing a restructuring of its operations. In the first quarter, Sycamore expects to record restructuring and other charges in the range of $200 to $210 million. These charges comprise the following:

o A $100 to $105 million charge associated with excess inventory and purchase commitments;

o A $7 to $8 million charge related to workforce reductions of approximately 240 employees; and

o A $93 to $97 million charge for consolidation of facilities and the write-down of certain impaired assets as well as certain strategic equity investments.

The Company expects to report a pro forma net loss for the fiscal first quarter, which excludes amortization of deferred stock compensation, payroll taxes on stock option exercises, restructuring and other charges, in the range of $40 million, or $(0.16) per share, to $44 million, or $(0.18) per share.

"The downturn in capital spending in the telecommunications sector continues to impact Sycamore's business," stated Dan Smith, Sycamore's president and chief executive officer. "Without clear signs of a turnaround in customer spending, Sycamore is taking action to reduce expenses and resize the business for this new economic environment. We made a difficult but necessary decision to reduce our workforce and we are in the process of transitioning the individuals impacted by our business decision. We remain focused on providing resources to critical technology initiatives and sales and support services so that we may capitalize on opportunities as market conditions improve."


Conference Call and Webcast

Sycamore plans to review the items contained in this press release during a conference call today beginning at 5:00 p.m. EDT. To participate telephonically, please dial (877) 330-4539 (domestically) or (416) 641-6449 (internationally) at least 15 minutes prior to the start of the call. The call also will be broadcast live over the Internet. To listen to the Webcast, visit the investor relations section of Sycamore's Web site, located at www.sycamorenet.com. Interested investors are encouraged to log onto the Webcast at least 15 minutes prior to call. Participating in the call will be Sycamore's president and chief executive officer Daniel E. Smith and chief financial officer Frances M. Jewels. A rebroadcast of the call will be available through audio archiving on Sycamore's Web site. In addition, a telephone replay will be available for 48 hours, beginning at 8:00 p.m. EDT on October 18, 2001, and continuing until 8:00 p.m. EDT on October 20, 2001. To listen to the telephonic replay, dial (800) 633-8284 (domestically) or (858) 812-6440 (internationally), and designate reservation number 19894377.

About Sycamore Networks

Sycamore Networks (NASDAQ: SCMR) develops and markets intelligent optical networking products that transport voice and data traffic over wavelengths of light. The Company combines significant experience in data networking with expertise in optics to develop intelligent optical networking solutions for network service providers. Sycamore's products are based on a common software foundation, enabling concentration on the delivery of services and end-to-end optical networking. Sycamore's products and product plans include optical transport, access and switching systems and end-to-end optical network management solutions. Contact Sycamore Networks at www.sycamorenet.com.

Except for the historical information contained herein, we wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the rate of product purchases by current and prospective customers; general economic conditions including, stock market volatility and capital market conditions; uncertainty resulting from recent terrorist acts; conditions specific to the telecommunications, Internet and related industries; the commercial success of the Company's line of intelligent optical networking products; the Company's reliance on a limited number of customers; new product introductions and enhancements by the Company and its competitors; the length and variability of the sales cycles for the Company's products; competition; manufacturing and sourcing risks; variations in the Company's quarterly results and the other factors discussed in the Company's most recently filed Annual Report on Form 10-K and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.